Exhibit 99.1

4675 MacArthur Court, Suite 800
Newport Beach, California 92660 USA
949.437.1000   fax: 949.724.1397
www.cleanenergyfuels.com

Clean Energy Reports 78.3 Million Gallons Delivered and Revenue of $119.3 Million for Fourth Quarter of 2015

NEWPORT BEACH, Calif.—(BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) (Clean Energy or the Company) today announced operating results for the fourth quarter and year ended December 31, 2015.

The Company delivered 78.3 million gallons in the fourth quarter of 2015, an 8.1% increase from 72.4 million gallons in the fourth quarter of 2014. For the year ended December 31, 2015 the Company delivered 308.5 million gallons, a 16.4% increase from 265.1 million gallons delivered in the year ended December 31, 2014.

Revenue for the fourth quarter of 2015 was $119.3 million, a 9.7% decrease from $132.1 million of revenue for the fourth quarter of 2014. Revenue for the fourth quarter of 2015 and 2014 included $31.0 million and $28.4 million, respectively, of excise tax credits for alternative fuels (VETC). VETC is in effect through December 31, 2016 and will be recognized as earned during each quarter of 2016. Increased VETC revenue and $4.9 million of revenue from incremental volumes partially offset the decline in revenue.

Revenue for the year ended December 31, 2015 was $384.3 million, a 10.4% decrease from $428.9 million for the year ended December 31, 2014. Revenue of $36.6 million from incremental volumes partially offset the decline in revenue.

The revenue decreases in the fourth quarter and year ended December 31, 2015 were primarily due to the lower cost of natural gas, continued softness in the Company’s global compressor business due to low oil prices and a strong U.S. dollar, and less construction revenue caused by the type and timing of completed projects.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “We continue to make progress and improve our results in a tough low oil price market. Year-over-year we experienced double digit volume growth and our adjusted EBITDA remained positive and improved over our last quarter and last year. We are encouraged by the many bright spots in our business, including the more than 100% increase in our Redeem™ renewable natural gas volumes in 2015, our substantial reductions in SG&A expenses, and the sustained strength of the refuse and transit markets. We continue to leverage our natural gas fueling infrastructure and solid foundation of recurring volumes while remaining focused on our capital structure as evidenced by our recent reduction in our convertible debt by $92.5 million."

Adjusted EBITDA for the fourth quarter of 2015 was $32.9 million compared with Adjusted EBITDA of $37.2 million in the fourth quarter of 2014. For the year ended December 31, 2015, Adjusted EBITDA was $27.8 million, compared to $23.7 million for 2014. Adjusted EBITDA for the fourth quarter and year ended December 31, 2015 and 2014 included VETC revenue of $31.0 million and $28.4 million, respectively. Adjusted EBITDA for the fourth quarter and year ended December 31, 2014 also included a $12.0 million gain from the sale of a subsidiary. Adjusted EBITDA is described below and reconciled to the GAAP measure net loss attributable to Clean Energy Fuels Corp.

Non-GAAP income per share for the fourth quarter of 2015 was $0.08, compared to non-GAAP income per share for the fourth quarter of 2014 of $0.11. For the year ended December 31, 2015, non-GAAP loss per share was $(0.75), compared to non-GAAP loss per share of $(0.76) for 2014. Non-GAAP income (loss) per share for the fourth quarter and year ended December 31, 2015 and 2014 included VETC revenue and 2014 included the gain from the sale of a subsidiary as mentioned above. Non-GAAP income (loss) per share is described below and reconciled to the GAAP measure net loss attributable to Clean Energy Fuels Corp.

On a GAAP basis, net loss for the fourth quarter of 2015 was $50.0 million or $0.54 per share, which included a non-cash interest charge of $54.9 million related to the deferred debt issuance costs associated with the Company’s termination of its credit agreement with GE Capital EFS Financing (Debt Issuance Costs). Net income on a GAAP basis for the fourth quarter of

2014 was $1.3 million, or $0.01 per share, which included a charge of $4.7 million related to a compressor project in Australia (IMW Australia Project) and the previously mentioned gain of $12.0 million from the sale of a subsidiary.

On a GAAP basis, net loss for the year ended December 31, 2015 was $134.2 million, or $1.47 per share, which included the $54.9 million non-cash Debt Issuance Costs charge mentioned above. Net loss on a GAAP basis for the year ended December 31, 2014 was $89.7 million, or $0.96 per share, which included a $4.8 million intangible asset impairment charge related to a service contract that was not renewed (IMW Impairment) and the previously mentioned $4.7 million IMW Australia Project charge and gain of $12.0 million from the sale of a subsidiary.
Subsequent to December 31, 2015, the Company paid $16.8 million in cash to repurchase $32.5 million of the $250.0 million 5.25% Notes due 2018, plus accrued interest. Additionally, the Company paid $61.8 million in cash as a prepayment of $60.0 million of the $145.0 million outstanding principal amount of convertible notes due August 2016, plus accrued interest.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA. Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision-making, and as a means to evaluate period-to-period comparisons on a consistent basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or non-recurring expenses that are not directly attributable to its core operating results. In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (2) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, unless otherwise stated, the exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating income (loss) or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Management compensates for these limitations by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus stock-based compensation charges, plus or minus any mark-to-market losses or gains on derivative warrants, plus or minus the foreign currency losses or gains on the purchase notes issued in September 2010 by the Company in connection with its acquisition of Clean Energy Compression (IMW Purchase Notes), plus the fair value adjustment of the remaining shares the Company received from Westport Innovations, Inc. in connection with the sale of its former subsidiary BAF Technologies, Inc. (WPRT Holdback Shares Write-Down), plus the Debt Issuance Costs, plus the IMW Australia Project, plus the IMW Impairment, plus the costs attributed to executive officer transitions in 2014 (Executive Officer Transitions) and plus the charges relating to the move of the Company’s headquarters (HQ Lease Exit), the total of which is divided by the Company’s weighted average shares outstanding on a diluted basis. The Company’s management believes that excluding non-cash charges related to stock-based compensation provides useful information to investors because the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance. Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on derivative warrants is useful to investors because the valuation of the derivative warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and it enables investors to compare the Company’s performance with other companies that have different capital structures. The Company’s management believes that excluding the foreign currency gains and losses on the IMW Purchase Notes provides useful information to investors as the amounts are based on market conditions outside of management’s control and the amounts relate to financing the acquisition of the Clean Energy Compression business as opposed to the core operations of the Company. The Company’s management believes that excluding the WPRT Holdback Shares Write-Down, the Debt Issuance Costs, the IMW Australia Project, the IMW Impairment, the Executive Officer Transition and the HQ Lease Exit amounts is useful to investors because they are not part of or representative of the core operations of the Company.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy Fuels Corp.:

	Three Months Ended December 31,		Year Ended December 31,
(in 000s, except per-share amounts)	2014	2015	2014	2015
Net Income (Loss) Attributable to Clean Energy Fuels Corp.	$1,333	$(50,014)	$(89,659)	$(134,242)
Stock Based Compensation, Net of $0 Tax	2,307	2,770	11,514	10,779
Gain From Change in Fair Value of Derivative Warrants	(324)	(329)	(5,748)	(1,414)
Foreign Currency Loss on IMW Purchase Notes	—	—	343	—
WPRT Holdback Shares Write-Down	—	—	122	—
Debt Issuance Costs	—	54,925	—	54,925
IMW Australia Project	—	—	4,657	—
IMW Impairment	4,772	—	4,772	—
Executive Officer Transitions	1,883	—	1,883	—
HQ Lease Exit	408	338	1,284	835
Adjusted Net Income (Loss)	$10,379	$7,690	$(70,832)	$(69,117)
Diluted Weighted Average Common Shares Outstanding	91,153,853	92,063,032	93,678,432	91,607,578
Non-GAAP Income (Loss) Per Share	$0.11	$0.08	$(0.76)	$(0.75)

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus or minus foreign currency losses or gains on the IMW Purchase Notes, plus stock-based compensation charges, plus or minus any mark-to-market losses or gains on derivative warrants, , plus the WPRT Holdback Shares Write-Down, plus the IMW Australia Project, plus the IMW Impairment, plus Executive Officer Transitions and plus the HQ Lease Exit. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy Fuels Corp.:

	Three Months Ended December 31,		Year Ended December 31,
(in 000s)	2014	2015	2014	2015
Net Income (Loss) Attributable to Clean Energy Fuels Corp.	$1,333	$(50,014)	$(89,659)	$(134,242)
Income Tax (Benefit) Expense	(845)	261	1,075	1,614
Interest Expense, Net (1)	14,041	64,950	44,357	94,970
Depreciation and Amortization	13,610	14,931	49,058	55,219
Foreign Currency Loss on IMW Purchase Notes	—	—	343	—
Stock Based Compensation, Net of $0 Tax	2,307	2,770	11,514	10,779
Gain from change in fair value of derivative warrants	(324)	(329)	(5,748)	(1,414)
WPRT Holdback Shares Write-Down	—	—	122	—
IMW Australia Project	—	—	4,657	—
IMW Impairment	4,772	—	4,772	—
Executive Office Transitions	1,883	—	1,883	—
HQ Lease Exit	408	338	1,284	835
Adjusted EBITDA	$37,185	$32,907	$23,658	$27,761

(1) For the three months and year ended December 31, 2015, includes a non-cash interest charge of $54.9 million related to the Company’s termination of its credit agreement with GE Capital EFS Financing.

"Gallons" Defined

The Company defines “gallons” as its gallons of compressed natural gas (CNG), liquefied natural gas (LNG) and renewable natural gas (RNG), along with its gallons associated with providing operations and maintenance services, delivered to its customers during the applicable period plus the Company's proportionate share of gallons delivered by joint ventures.

The table below shows gallons delivered for the three months and year ended December 31, 2014 and 2015:

	Three Months Ended December 31,		Year Ended December 31,
Gallons Delivered (in millions)	2014	2015	2014	2015
CNG	52.1	60.7	182.6	229.2
RNG(1)	3.0	1.1	12.2	8.8
LNG	17.3	16.5	70.3	70.5
Total	72.4	78.3	265.1	308.5
(1) Represents RNG non-vehicle fuel. RNG sold as vehicle fuel is included in CNG and LNG.

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes through Saturday, December 5 by dialing 1.877.870.5176 from the U.S., or 1.858.384.5517 from international locations, and entering Replay Pin Number 13629930. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels

Clean Energy Fuels Corp. (Nasdaq: CLNE) is the largest provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG fueling stations; manufacture CNG and LNG equipment and technologies for ourselves and other companies; develop RNG production facilities; and deliver more CNG, LNG, and RNG fuel than any other company in the U.S. For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding market adoption of natural gas as a vehicle fuel, oil, gasoline, diesel and natural gas prices and the Company’s ability to continue to offer natural gas at a discount to gasoline and diesel, continued interest and investment in natural gas as a vehicle fuel, including government incentives promoting the use of cleaner fuels, the strength of the Company’s key markets and businesses, the benefits of natural gas relative to gasoline, diesel and other vehicle fuels, including economic and environmental benefits, the Company’s ability to successfully enter new businesses, build, sell and open new natural gas fueling stations and add incremental volume to the Company’s fueling infrastructure, the Company establishing relationships with new customers and expanding relationships with existing customers, and future growth and sales opportunities in all of the Company’s key customer markets, which include trucking, refuse, airport, transit, and off-system sales. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, future supply, demand, use and prices of crude oil and natural gas and fossil and alternative fuels, including gasoline, diesel, natural gas, renewable natural gas, biodiesel, ethanol, electricity, and hydrogen, the Company’s ability to recognize the anticipated benefits of building CNG and LNG stations, the availability and deployment of, as well as the demand for, natural gas engines that are well-suited for the U.S. heavy-duty truck market, future availability of capital, including equity or debt financing, as needed to fund the growth of the Company’s business and debt repayment obligations (whether at or prior to maturity), the Company’s ability to retain and hire key personnel, the acceptance and availability of natural gas vehicles in the Company’s markets, the availability of tax credit and other government incentives for natural gas fueling and vehicles, changes to federal, state or local fuel emission standards, the Company’s ability to capture a substantial share of the anticipated growth in the market for natural gas fuel and otherwise compete successfully, the Company’s ability to manage risks and uncertainties related to its international operations, construction, permitting and other delays at station construction projects, the Company’s ability to integrate acquisitions and investments, compliance with governmental regulations, the Company’s ability to effectively manage its current LNG plants and RNG production facilities, and the Company’s ability to manage and grow its RNG business. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Form 10-K, filed on March 3, 2016 with the Securities and Exchange Commission (www.sec.gov), contains risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

 (In thousands, except share data, Unaudited)

	December 31, 2014	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$92,381	$43,724
Restricted cash	6,012	4,240
Short-term investments	122,546	102,944
Accounts receivable, net of allowance for doubtful accounts of $752 and $1,895 as of December 31, 2014 and December 31, 2015, respectively	81,970	73,645
Other receivables	56,223	60,667
Inventories	34,696	29,289
Prepaid expenses and other current assets	19,811	14,930
Total current assets	413,639	329,439
Land, property and equipment, net	514,269	516,324
Notes receivable and other long-term assets, net	71,904	19,723
Investments in other entities	6,510	5,695
Goodwill	98,726	91,967
Intangible assets, net	55,361	42,644
Total assets	$1,160,409	$1,005,792
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	4,846	150,129
Accounts payable	43,922	26,906
Accrued liabilities	56,760	59,082
Deferred revenue	14,683	10,549
Total current liabilities	120,211	246,666
Long-term debt and capital lease obligations, less current portion	500,824	357,285
Long-term debt, related party	65,000	65,000
Other long-term liabilities	9,339	7,896
Total liabilities	695,374	676,847
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 224,000,000 shares; issued and outstanding 90,203,344 shares and 92,382,717 shares at December 31, 2014 and December 31, 2015, respectively	9	9
Additional paid-in capital	898,106	915,199
Accumulated deficit	(457,441)	(591,683)
Accumulated other comprehensive loss	(3,248)	(20,973)
Total Clean Energy Fuels Corp. stockholders’ equity	437,426	302,552
Noncontrolling interest in subsidiary	27,609	26,393
Total stockholders’ equity	465,035	328,945
Total liabilities and stockholders’ equity	$1,160,409	$1,005,792

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2015	2014	2015
Revenue:
Product revenues	$117,489	$106,772	$380,199	$329,168
Service revenues	14,623	12,575	48,741	55,152
Total revenues	132,112	119,347	428,940	384,320
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	75,399	56,542	291,462	230,621
Service cost of sales	4,528	6,701	17,325	27,864
Gain from change in fair value of derivative warrants	(324)	(329)	(5,748)	(1,414)
Selling, general and administrative	30,305	26,626	126,435	113,653
Depreciation and amortization	13,610	14,931	49,058	55,219
Impairment of long-lived asset	4,772	—	4,772	—
Total operating expenses	128,290	104,471	483,304	425,943
Operating loss	3,822	14,876	(54,364)	(41,623)
Interest expense, net	(14,041)	(64,950)	(44,357)	(94,970)
Other income (expense), net	(1,526)	52	(2,571)	2,627
Loss from equity method investments	(490)	(112)	(490)	(815)
Gain from sale of subsidiary	11,998	—	11,998	937
Loss before income taxes	(237)	(50,134)	(89,784)	(133,844)
Income tax (expense) benefit	845	(261)	(1,075)	(1,614)
Net loss	608	(50,395)	(90,859)	(135,458)
Loss on noncontrolling interest	725	381	1,200	1,216
Net gain (loss) attributable to Clean Energy Fuels Corp.	$1,333	$(50,014)	$(89,659)	$(134,242)
Gain (loss) per share attributable to Clean Energy Fuels Corp.:
Basic	$0.01	$(0.54)	$(0.96)	$(1.47)
Diluted	$0.01	$(0.54)	$(0.96)	$(1.47)
Weighted-average common shares outstanding:
Basic	91,153,853	92,063,032	93,678,432	91,607,578
Diluted	96,584,853	92,063,032	93,678,432	91,607,578

Included in net loss are the following amounts (in millions):

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2014	2015	2014	2015
Construction Revenues	$14.6	$10.3	$67.4	$37.8
Construction Cost of Sales	(11.9)	(8.3)	(56.3)	(32.3)
Fuel Tax Credits	28.4	31.0	28.4	31.0
Stock-based Compensation Expense, Net of $0 Tax	(2.3)	(2.8)	(11.5)	(10.8)

Investor Contact:

Tony Kritzer
Director of Investor Communications
949.437.1403

News Media Contact:

Gary Foster
Senior Vice President, Corporate Communications
949.437.1113